UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 29, 2011

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite 610, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, D. Paul Graham resigned from the Board of Directors of Health Discovery Corporation (the “Company”).

On July 29, 2011, the Board elected Herbert A. Fritsche, Ph.D., the Company’s Senior Vice President, Chief Science Officer, to fill the vacancy on the Board created by the resignation of Mr. Graham.

Prior to joining the Company in September 2010, Dr. Fritsche was Professor of Laboratory Medicine and Chief of the Clinical Chemistry Section at The University of Texas, M.D. Anderson Cancer Center in Houston, Texas.   During his 41 years at M.D. Anderson Cancer Center, Dr. Fritsche focused his research activities on the development and validation of cancer diagnostics.   Dr. Fritsche has participated in the validation and FDA clearance process for every commercial serum tumor marker product currently in use in the United States.

Dr. Fritsche has served as President of the Clinical Ligand Assay Society (CLAS) and on many various national committees for both the CLAS and the American Association for Clinical Chemistry (AACC).   He is a Fellow of the National Academy of Clinical Biochemistry and was awarded the National Award for Contributions in Education by the AACC; the Outstanding Clinical Chemist Award by the Texas Section, AACC; a Dean's Excellence Award from the University of Texas Graduate School of Biomedical Science; a Distinguished Scientist Award from the CLAS;  the Johnson and Johnson Award for Outstanding Research and Contributions to Clinical Biochemistry from the National Academy of Clinical Biochemistry; the Morton K Schwartz Award for Outstanding Achievements in the field of Cancer Diagnostics from AACC, the Carl Jolliff Award for Lifetime Achievements in Immunology and Immunodiagnostics from the Immunology Division of the AACC, and most recently, the Morton K Schwartz for significant contributions to the development of cancer diagnostics from the New York Metro Division of the AACC.

Dr. Fritsche served on the Expert Panel for developing Tumor Marker Practice Guidelines for the American Society of Clinical Oncology (ASCO) from its inception until his retirement, and currently serves on the Laboratory Practice Guidelines Committee for the National Academy of Clinical Biochemistry.   In addition, he serves on the Editorial Board of six international scientific journals.

Dr. Fritsche serves as a consultant/advisor to the National Cancer Institute and for some major international diagnostic companies and biotech start-up companies.   Dr. Fritsche has published over 200 peer reviewed scientific papers, invited articles and book chapters.   Dr. Fritsche holds 3 patents.  He has lectured extensively for many years at international and national meetings of medical and professional societies and he is recognized internationally as an expert in the field of cancer diagnostics and laboratory medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: August 4, 2011	By:	/s/ Stephen D. Barnhill
Chairman and Chief Executive Officer